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                                                        EXHIBIT 1
                                                        ---------


                                       AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                                       --------------------------------------------

                    Each of the undersigned hereby affirms that it is individually eligible to use
                    Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


                    Date: January 24, 2008



                                         CITIGROUP FINANCIAL PRODUCTS INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary



                                         CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary


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